UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2013

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Submission of Matters to a Vote of Security Holders
Item 5.07	Submission of Matters to a Vote of Security Holders

Alico Inc. (the “Company”) held its Annual Meeting of Shareholders on February 22, 2013. There were 7,332,564 shares of common stock entitled to be voted and 6,807,346 shares were voted in person or by proxy. The Company’s inspector of elections certified the following vote tabulations:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES

JD Alexander	5,748,592	—	59,182	999,372
Thomas H. McAuley	5,728,622	—	79,152	999,372
Charles L. Palmer	5,714,432	—	93,342	999,372
Ramon A. Rodriguez	5,748,639	—	59,135	999,372
John D. Rood	5,748,133	—	59,641	999,372
Robert J. Viguet, Jr.	5,725,194	—	82,580	999,372
Gordon Walker Ph.D.	5,725,685	—	82,089	999,372
Adam D. Compton	5,748,890	—	58,884	999,372
Dykes Everett	5,748,289	—	59,485	999,372

Proposal 2: The approval of the 2013 Incentive Equity Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,696,104	103,749	8,121	999,372

Proposal 3: The ratification of the Audit Committee’s selection of McGladrey LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,784,699	14,112	8,535	N/A

Proposal 4: The compensation of the named executive officers as disclosed in the Company’s proxy statement was approved on an advisory basis.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,720,743	74,300	12,931	999,372

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

99.1	Alico, Inc. Press Release dated February 25, 2013.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: February 25, 2013	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer
3